UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2007
SPANISH BROADCASTING SYSTEM, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-27823 (Commission File Number)	13-3827791 (IRS Employer Identification No.)

2601 South Bayshore Drive, PH II, Coconut Grove, Florida (Address of principal executive offices)	33133 (Zip Code)
(305) 441-6901
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     See disclosure under Item 5.02 of this report, which is incorporated by reference in this Item 1.01.
Item 5.02 Departure of Directors or Certain Officer; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (e) On November 7, 2007, Spanish Broadcasting System, Inc. (“SBS” or the “Company”) entered into an amendment with Marko Radlovic, amending the terms of his employment agreement dated October 31, 2003, and the amendment thereto dated July 21, 2005 (collectively, the “Employment Agreement”). The amendment amends the Employment Agreement to change Mr. Radlovic’s title of Executive Vice President and Chief Operating Officer of the Company to Executive Vice President and Chief Operating Officer of the radio segment of SBS and to clarify that Mr. Radlovic’s eligibility for performance bonuses is based on the Company’s radio operation.
     Except as expressly provided for in the amendment, Mr. Radlovic’ Employment Agreement has not been otherwise modified and will continue in full force and effect.
     The foregoing description is qualified in its entirety by reference to the amendment, which is attached to this Form 8-K as Exhibit 10.1 and is incorporated by reference into this Item 5.02. A copy of the employment agreement, dated October 13, 2003, between the Company and Marko Radlovic has been filed with the Securities and Exchange Commission as Exhibit 10.81 to the Company’s Annual Report on Form 10-K filed on March 15, 2004, and a copy of the amendment, dated July 21, 2005, amending the employment agreement, dated October 13, 2003, between the Company and Marko Radlovic has been filed with the Securities and Exchange Commission as Exhibit 10.100 to the Company’s Annual Report on Form 10-K filed on March 16, 2006.
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits.

10.1	-	Amendment No. 2 to Amended and Restated Employment Agreement dated as of November 7, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPANISH BROADCASTING SYSTEM, INC. (Registrant)
November 9, 2007	By:	/s/ Joseph A. García
Joseph A. García
Chief Financial Officer, Executive Vice President and Secretary

Exhibit Index

Exhibit No.		Description

10.1	-	Amendment No. 2 to Amended and Restated Employment Agreement dated as of November 7, 2007.